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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 1, 2002, except as to Note 19 which is as of June 7, 2002 relating to the consolidated financial statements and our report dated March 1, 2002 relating to the consolidated financial statement schedule of Pacer International, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California

June 10, 2002